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EXHIBIT 24


                              POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Blagman and/or Robert S. Luce, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign the Registration Statement on Form S-8 relating to common stock (the "Securities") of BLAGMAN MEDIA INTERNATIONAL, INC. (the "Corporation") to be offered in connection with the Corporation's 2001 Employee Stock Compensation Plan, as appropriate, pursuant to resolutions adopted by the Corporation's Board of Directors on August 15, 2001, and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Signature                               Title
     ---------                               -----

          Robert Blagman
     /s/---------------------                Director, Principal Accounting
          Robert Blagman                     Officer and Principal Financial
                                             Officer

          Andy Given
     /s/---------------------                Director
          Andy Given


          Walter Lubars                      Director
     /s/---------------------
          Walter Lubars


          Jeff Wald
     /s/---------------------                Director
          Jeff Wald